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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

The Partners
SDG Macerich Properties, L.P.
and
The Board of Directors
The Macerich Company

        We consent to the use of our report dated February 6, 2004, with respect to the balance sheets of SDG Macerich Properties, L.P. as of December 31, 2003 and 2002, and the related statements of operations, cash flows, and partners' equity, for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule (Schedule III), which report appears in the December 31, 2003 Annual Report on Form 10-K of The Macerich Company, incorporated herein by reference. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP
Indianapolis, Indiana
December 20, 2004

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT